Exhibit 5.1

Reed Smith Centre

225 Fifth Avenue

Pittsburgh, PA 15222-2716

Tel +1 412 288 3131

Fax +1 412 288 3063

reedsmith.com

March 7, 2014

MSA Safety Incorporated

MSA Corporate Center

1000 Cranberry Woods Drive

Cranberry Township, PA 16066

Registration Statement on Form S-8 for MSA Safety Incorporated

1990 Non-Employee Directors’ Stock Option Plan

Ladies and Gentlemen:

We have acted as counsel to MSA Safety Incorporated, a Pennsylvania corporation (the “Company”), in connection with the registration under the Securities Act of 1933 (the “Act”) on Form S-8, as amended by Post Effective Amendment No. 1 (the “Registration Statement”) of the issuance by the Company from time to time of up to 450,000 shares (as adjusted, post splits) of its Common Stock, without par value (the “Shares”) under the Company’s 1990 Non-Employee Directors’ Stock Option Plan (the “Plan”).

We have examined such corporate records, certificates and other documents, and such questions of law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, we advise you that, in our opinion, the Shares have been duly authorized, and when the Registration Statement has become effective under the Act and when the Shares have been duly issued in accordance with the Plan, the Shares will be valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general applicability relating to or affecting enforcement of creditors’ rights or by general principles of equity.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the Commonwealth of Pennsylvania, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act.

Yours truly,

/s/ Reed Smith LLP

Reed Smith LLP

PDG,Jr.:jc

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